UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2004

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Item 5.	Other Events and Regulation FD Disclosure.

On August 16, 2004, Daniel K. Frierson, Dixie's Chairman of the Board and Chief Executive Officer, settled outstanding subscriptions under the Company's Stock Ownership Plan to acquire a total of 104,653 shares of our Common Stock, having an aggregate subscription price of $928,795.38, through the surrender to the Company of 78,912 shares of Class B Common Stock, valued at the market price of $11.77 per share, (resulting in the delivery of 966 shares of unregistered Common Stock and 103,687 shares of Class B Common Stock). Mr. Frierson also reported transferring a portion of the shares acquired upon settling these subscriptions to his wife and grandchildren in connection with personal estate planning.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 17, 2004	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer